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                                                                     EXHIBIT 4.1

                                  51JOB, INC.

Number                                                                    Shares
- [      ] -                                                     - [         ] -

           INCORPORATED IN THE CAYMAN ISLANDS UNDER THE COMPANIES LAW

                             THIS IS TO CERTIFY THAT

                           is the registered holder of

___________________________________________ Common Shares fully paid and non-assessable, par value US$0.0001 per share, of 51job, Inc. (the "Company") subject to the Memorandum and the Articles of Association of the Company, and transferable only on the books of the Company by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed.

                                         Given under the Common Seal of the said
                                     Company this ______ day of _________ 200__.

                          The Common Seal of the Company was hereunto affixed in
                                             the presence of
___________________________________            _________________________________
__________,  Secretary                         ______________, Director